Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279865

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated August 5, 2024)

Intchains Group Limited

361,011 American Depositary Shares Representing 722,022 Class A Ordinary Shares

Warrants to Purchase 361,011 American Depositary Shares Representing 722,022 Class A Ordinary Shares

361,011 American Depositary Shares Representing 722,022 Class A Ordinary Shares Issuable upon Exercise of the Warrants

We are offering 361,011 American Depositary Shares (“ADSs”), each representing two of our Class A ordinary shares, par value US$0.000001 per share, directly to an institutional investor pursuant to this prospectus supplement, the accompanying prospectus, and a Securities Purchase Agreement, dated March 25, 2025 (the “Purchase Agreement”) by and among Intchains Group Limited (the “Company”) and the institutional investor. The investor in this offering will also receive warrants (the “Warrants”) to initially purchase an aggregate of 361,011 ADSs at US$2.77 per ADS (the “Warrant ADSs”) , which is equal to the offering price per ADS, , subject to adjustment therein. The Warrants are exercisable at any time on or after the date of issuance and expire five years from the date of issuance. The Warrants include customary anti-dilution adjustments, including for stock splits, stock dividends, and similar events. For a more detailed description of the ADSs and Warrants, see the sections entitled “Description of Securities We Are Offering” beginning on page S-25 and “Description of American Depositary Shares” beginning on page 29 of the accompanying prospectus. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange.

Our Class A ordinary shares are represented by ADSs listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ICG.” On March 25, 2025, the last reported sale price of our ADSs on Nasdaq was $4.12 per ADS. The aggregate market value of our Class A ordinary shares held by non-affiliates was approximately $80.2 million, based on the 38,929,602 Class A ordinary shares held by non-affiliates (out of 56,028,722 Class A ordinary shares issued and outstanding) on March 25, 2025. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement.

We have retained The Benchmark Company, LLC to act as the exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-27 of this prospectus supplement for more information regarding these arrangements.

	Per ADS		Total(1)
Offering price	US$	2.77	US$	1,000,000
Placement agent’ fees(2)	US$	0.19	US$	70,000
Proceeds to us, before expenses	US$	2.58	US$	930,000

(1)	Excludes any proceeds that may be received upon the exercise of the Warrants.
(2)	We agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds from investors introduced by the Placement Agent and 3.0% of the aggregate gross proceeds from investors introduced by us in this offering. In addition, we have agreed to reimburse the Placement Agent for certain accountable out-of-pocket expenses, including legal fees, roadshow expenses, background checks, and other miscellaneous costs, up to a maximum of $125,000. See “Plan of Distribution” beginning on page S-27 of this prospectus supplement for additional information regarding the compensation we will pay and the expenses we will reimburse to the Placement Agent in connection with this offering.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. In addition, see “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the ADSs and Warrants will be made on or about March 27, 2025, subject to the satisfaction of customary closing conditions.

The Benchmark Company, LLC

The date of this prospectus supplement is March 25, 2025

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated August 5, 2024, are part of a registration statement on Form F-3 (File No. 333-279865) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:

•	unless otherwise noted, all references to years are to the calendar years from January 1 to December 31 and references to our fiscal year or years are to the fiscal year or years ended December 31.

•	“ADRs” refers to the American depositary receipts, which, if issued, evidence our ADSs.

•	“ADSs” refers to our American Depositary Shares, each of which represents two Class A ordinary shares.

•	“ASICs” refers to application-specific ICs, meaning ICs designed for a specific application.

S-ii

•	“CAGR” refers to compound average growth rate.

•

“China” or the “PRC”, in each case, refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan. The term “Chinese” has a correlative meaning for the purpose of this prospectus supplement. When used in the case of laws and regulations, of “China” or “the PRC”, it refers to only such laws and regulations of mainland China all references to “Renminbi” or “RMB” are to the legal currency of mainland China, and all references to “U.S. dollars,” “dollars,” “$” or “US$” are to the legal currency of the United States.

•	“Class A ordinary shares” refers to our class A ordinary shares, par value US$0.000001 per share.

•	“Class B ordinary shares” refers to our class B ordinary shares, par value US$0.000001 per share.

•	“Company” refers to Intchains Group Limited, a Cayman Islands company and its subsidiaries.

•	“EIT” refers to enterprise income tax.

•	“IC” or “chips” refers to integrated circuits.

•

“mainland China” refers to the People’s Republic of China, excluding, solely for the purpose of this prospectus supplement, Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this report.

•	“PRC law(s) and regulation(s)” refers to the laws and regulations of mainland China.

•	“nm” refers to nanometer.

•	“ordinary shares” or “shares” refer to our Class A ordinary shares and Class B ordinary shares.

•	“RMB” and “Renminbi” refer to the legal currency of mainland China.

•

“tape-out” refers to the final result of the design process for ICs when the graphic for the photomask of the IC is sent to the fabrication facility, and a successful tape-out means all the stages in the design and verification process of ICs have been completed.

•	“US$” and “U.S. dollars” refer to the legal currency of the United States.

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States.

•	“we,” “us,” “our company,” “the Group,” and “our” refer to the Company and its subsidiaries, as the context requires.

Our reporting currency is the Renminbi, or RMB. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain translations of certain RMB amounts into U.S. dollars at specified rates solely for the convenience of the reader. All translations from RMB to U.S. dollars were made at the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

S-iii

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 18, 2024;

•

The description of our securities contained in our registration statement on Form 8-A filed with the SEC on September 9, 2022, and any amendment or report filed for the purpose of updating such description; and

•	our reports of foreign private issuer on Form 6-K filed with the SEC on June 13, 2024, August 15, 2024, November 20, 2024, November 29, 2024, January 3, 2025 and February 27, 2025.

Our annual report on Form 20-F for the fiscal year ended December 31, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

No other Form 6-K furnished or filed with the SEC prior to the date of this prospectus supplement is incorporated by reference herein. As you read the above documents or other documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in this prospectus supplement or in the most recent document incorporated by reference herein.

To obtain copies of documents incorporated by reference herein or in the accompanying prospectus, see “Where You Can Find More Information” in the accompanying prospectus. In addition, upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Intchains Group Limited

c/o Building 16, Lane 999,

Xinyuan South Road, Lin-Gang Special Area,

Pudong, Shanghai, 201306,

the People’s Republic of China

Attn: Chaowei Yan, Chief Financial Officer

Tel: +86 021 5896 1080

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward-looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus supplement. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

Our Business

We are an innovative altcoins development company that primarily engages in the provision of altcoin mining products, the strategic acquisition and holding of Ethereum-based cryptocurrencies and the active development of innovative Web3 applications.

Our product offering underwent a strategic transition starting from the third quarter of 2023, we gradually adjusted our product offerings to focus on selling altcoin mining machines that incorporate our high-performance ASIC chips, rather than offering both integrated machines and standalone ASIC chips as we did in 2022 and most of 2023. By September 2024, we had fully discontinued the sale of standalone ASIC chips, with our revenue now generated entirely from altcoin mining machines that integrate our ASIC chips. Our products collectively cater to the evolving needs of the blockchain industry.

Following our global business development strategy, we have been continuously expanding our overseas presence. In February 2024, we acquired certain assets related to the Goldshell WEB3 infrastructure brand, aiming to enter the downstream production and sales sector for altcoin mining machines, as well as other WEB3 infrastructure-related hardware and software products. Subsequently, we launched our Goldshell-branded altcoin mining machines targeting overseas markets in early March 2024. As a result, we began generating revenue from customers in overseas countries and regions, primarily in Hong Kong and the United States. For the nine months ended September 30, 2024, our overseas revenue accounted for 62.2% of our total revenue.

We continued to leverage our technological expertise in ASIC chip design through our proprietary “Xihe” Platform, which has enabled us to successfully complete tape-outs of our ASIC chips, providing us with the technological foundation needed to develop altcoin mining equipment for our customers. Our altcoin mining machines, marketed primarily under our “Goldshell” brand, are designed for mining cryptocurrencies that we consider to be promising such as Dogecoin, Alphium and Kaspa. These altcoin mining machines are optimized for performance and energy efficiency, providing our customers with effective mining capabilities for these selected altcoins.

Since the first quarter of 2024, we have been implementing a pivotal Ethereum accumulation strategy to expand our investments in cryptocurrencies, with ETH-based cryptocurrencies serving as our primary long-term asset reserve. We believe that this initiative will fully unlock the value of our capital while enhancing our competitiveness and advancing our role in the development of the WEB3 industry, thereby driving sustainable growth for both us and the industry.

As part of our blockchain application expansion efforts, we launched two initiatives since 2024, including Goldshell Pay, a payment solution for merchants, and Goldshell Wallet, an air-gapped security wallet. Both projects are currently in the trial stages and are not expected to contribute materially to our profits in the near future. However, we believe they represent an important step toward becoming a company with a stable application development pipeline and the ability to navigate across the crypto cycle.

Our Corporate History and Structure

History and Development of the Company

We, Intchains Group Limited, are a holding company incorporated in the Cayman Islands and conduct our operations primarily through our PRC subsidiaries. We began our operations in December 2017 when Shanghai Intchains Technology Co., Ltd., or Shanghai Intchains, was founded in Shanghai, China.

With the growth of our business and in order to facilitate international capital raising, we underwent an offshore reorganization in the second half of 2021. In June 2021, Intchains Group Limited was incorporated in the Cayman Islands as our offshore holding company. Shortly after its incorporation, Intchains Group Limited incorporated a wholly-owned subsidiary in the British Virgin Islands, or BVI, namely, Intchains Investment (BVI) Limited, or Intchains BVI. In October 2021, Intchains Global Limited, or Intchains Global, was incorporated in the BVI as a wholly-owned subsidiary of Intchains Group Limited. In February 2022, Intchains Global acquired 100% equity interest in Intchains Pte. Ltd., or Intchains Singapore, a private limited company incorporated in Singapore, for the purpose of holding our planned business in Singapore. Following the incorporation of Intchains BVI, Intchains Technology (Hongkong) Limited, or Intchains HK, was incorporated in Hong Kong in July 2021 as a wholly-owned subsidiary of Intchains BVI. In September 2021, Intchains HK established Jerryken Intelligent Technology (Shanghai) Co., Ltd., or WFOE, as a wholly foreign owned entity in the PRC. In October 2021, Golden Stone Hong Kong Holding Limited, a then independent third party which is wholly owned by Mr. Zhaoyang Ma who is a principal shareholder, acquired 1% equity interest in Shanghai Intchains, upon completion of which, Shanghai Intchains became a sino-foreign equity joint venture. WFOE acquired approximately 82.49% equity interest in Shanghai Intchains in November 2021 and further acquired the remaining 17.51% equity interest in Shanghai Intchains in December 2021, and Intchains Group Limited became the ultimate holding company of our operating subsidiaries. On July 8, 2022, we subdivided our authorized share capital from US$50,000 divided into US$0.0001 par value each to US$50,000 divided into US$0.000001 par value each. In May 2023, Intchains Capital Limited was incorporated in the Cayman Islands as a wholly-owned subsidiary of Intchains Group Limited. On May 28, 2024, Shanghai Dongyuanwei Information Technology Co., Ltd. was incorporated in Shanghai, the PRC, as a wholly-owned subsidiary of Jerryken Shanghai. On May 31, 2024, Intchains (Malaysia) Sdn. Bhd. was incorporated in Malaysia as a wholly-owned subsidiary of Intchains Singapore. On July 22, 2024, Intchains Capital Limited and Aoraki Labs Ltd. jointly established Computation Frontier Labs Pte. Ltd. Intchains Capital Limited agreed to invest $200,000 to acquire 60% of the equity interest. The Articles of Association stipulate that major decisions must be agreed upon by more than 75% of shareholders. As Intchains Capital Limited cannot unilaterally lead the activities of Computation Frontier Labs Pte. Ltd., it is regarded as an associated company. As of September 30, 2024, we had not paid the investment consideration.

Corporate Structure

We are not a Chinese operating company but a Cayman Islands holding company with operations primarily conducted through our operating subsidiaries based in mainland China. The “Company” and “our Company” refer to Intchains Group Limited, a Cayman Islands company. “We,” “us,” and “our” refer to Intchains Group Limited and its subsidiaries. In mainland China, we conduct our business through Jerryken Intelligent Technology (Shanghai) Co., Ltd., or Jerryken Shanghai, Shanghai Intchains Technology Co., Ltd., or Shanghai Intchains, and Shanghai Dongyuanwei Information Technology Co., Ltd., each an indirect wholly owned subsidiary of the Company, and two operating subsidiaries wholly owned by Shanghai Intchains. In 2023, we initiated our business operations in Singapore through Intchains Pte. Ltd., which is an indirect wholly-owned subsidiary of the Company. In May 2023, Intchains Capital Limited was incorporated in the Cayman Islands as a wholly-owned subsidiary of Intchains Group Limited. In May 2024, Intchains (Malaysia) Sdn. Bhd. was incorporated in Malaysia as a wholly-owned subsidiary of Intchains Pte. Ltd.

Intchains Group Limited holds all of the equity interests in its PRC subsidiaries through subsidiaries incorporated in the British Virgin Islands, or BVI, and Hong Kong. As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our PRC subsidiaries by way of capital injection or in the form of a shareholder loan from Intchains Group Limited. If the Company plans to distribute dividends to its shareholders, our PRC operating subsidiaries will transfer the funds to the Company through our subsidiaries incorporated in the BVI and Hong Kong, and the Company will then distribute dividends to all shareholders in proportion to the shares they hold, regardless of the citizenship or domicile of the shareholders.

The following diagram illustrates our simplified corporate structure as of the date of this prospectus supplement:

Intchains Group Limited
(Cayman Islands)
100%
100%
100%
Intchains Capital Limited
(Cayman Island)
Intchains Investment(BVI) Limited
(BVI)
Intchains Global Limited
(BVI)
100%
100%
Intchains Pte.Ltd.
(Singapore)
Intchains Technology (HongKong) Limited
(Hong Kong)
100%
Intchains(Malaysia)Sdn.Bhd.
(Malaysia)
Offshore
100%
Onshore
Jerryken Intelligent Technology (Shanghai) Co.,Ltd.
(PRC)
100%
100%
Shanghai Intchains Technology Co.,Ltd.
(PRC)
Shanghai Dongyuanwei Technology Co.,Ltd.
(PRC)
100%
100%
Shanghai Lianfa Information Technology Co.,Ltd.
(PRC)
Shanghai Xinbaiwei Smart Technology Co.,Ltd.
(PRC)

Cash Flow and Assets Transfer within Our Organization

Intchains Group Limited is a Cayman Islands holding company with no material operations of its own. We conduct our operations primarily through our PRC subsidiaries. As a result, although other means are available for us to obtain financing at the holding company level, the ability of Intchains Group Limited to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends primarily paid by our PRC subsidiaries. If any of our PRC subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends to Intchains Group Limited. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends to Intchains Group Limited only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the PRC subsidiaries.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by State Administration of Foreign Exchange, or SAFE.

We have never declared or paid any dividends on our ordinary shares since our inception, nor have any present plan to pay any dividends on our ordinary shares or ADSs in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For the nine months ended September 30, 2024, except for inter-company transactions that occurred in the ordinary course of business, no cash or other asset transfers occurred among Intchains Group Limited and its subsidiaries, and no dividends or distributions from a subsidiary were made to Intchains Group Limited or other investors.

Recent Developments

On February 27, 2025, we reported our unaudited financial results for the three months ended December 31, 2024. For the fourth quarter of 2024, we generated revenue of RMB74.2 million (US$10.2 million), representing an increase of 109.2% compared to RMB35.5 million for the same period in 2023. Our cost of revenue for the fourth quarter was RMB54.8 million (US$7.5 million), while total operating expenses amounted to RMB56.0 million (US$7.7 million), representing increases of 287.4% and 145.8%, respectively, compared to the same period in 2023. Research and development expenses accounted for the largest portion of our operating expenses at RMB45.9 million (US$6.3 million), reflecting our continued investment in new product development. Our net income for the fourth quarter reached RMB12.8 million (US$1.8 million), an increase of 58.2% from the same period in 2023. As of December 31, 2024, we held cryptocurrency assets other than stablecoins with a fair value of RMB148.8 million (US$20.4 million), primarily consisting of approximately 5,702 ETH-based cryptocurrencies.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We are an “emerging growth company” as the term is used in the JOBS Act and, as such, we are subject to certain reduced public company reporting requirements.

Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards. Currently, we plan to rely on home country practices with respect to our corporate governance after we complete this offering.

Corporate Information

We are a Cayman Islands exempted company limited by shares, operating under the Companies Act of the Cayman Islands. Our principal executive offices are located at c/o Building 16, Lane 999, Xinyuan South Road, Lin-Gang Special Area, Pudong, Shanghai, 201306, the People’s Republic of China, and our telephone number is +86 021 5896 1080. Our primary website address is http://www.intchains.com.

The information on our websites do not form a part of this prospectus supplement. In March, 2023, we completed our initial public offering on the Nasdaq Capital Market. In the offering, 1,114,516 ADSs, representing 2,229,032 Class A ordinary shares, were issued and sold to the public at a price of USD 8.00 per ADS, after underwriter partially exercised over-allotment option to purchase additional ADSs.

Our agent for service of process in the United States is Puglisi & Associates, located at t 850 Library Avenue, Suite 204, Newark, Delaware 19711. The SEC maintains an Internet site at http://www.sec.gov that contains electronic reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

THE OFFERING

Issuer	Intchains Group Limited

Offering	The offering of 361,011 ADSs, each representing two of our Class A ordinary shares, par value US$0.000001 per share

Warrants offered pursuant to this prospectus supplement	Warrants to initially purchase 361,011 ADSs will be offered to the investor in this offering. Each Warrant may be exercised at any time on or after the date of issuance until the fifth anniversary of issuance. The Warrants to be offered to investors in this offering will have a per ADS exercise price of $2.77. This prospectus supplement also relates to the offering of the ADSs issuable upon exercise of the Warrants. The Warrants include customary anti-dilution adjustments, including adjustments for stock splits, stock dividends, and similar events.

A holder of the Warrants will also have the right to exercise its Warrants, in whole or in part, on a cashless basis if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Warrant ADSs by the holder. The Warrants also contain a beneficial ownership limitation that restricts the holder from exercising the Warrants if such exercise would result in the holder, together with its affiliates, beneficially owning more than 4.99 percent of our Company’s outstanding Class A ordinary shares, including ordinary shares underlying ADSs, after giving effect to the issuance of ordinary shares underlying the Warrant ADSs issuable upon exercise of the Warrants. A holder may increase the beneficial ownership limitation to 9.99 percent by providing 61 days’ prior written notice to us.

ADSs offered by us pursuant to this prospectus supplement	361,011 ADS, representing 722,022 Class A ordinary shares

ADSs outstanding immediately after this offering	28,375,372 ADS, representing 56,750,744 Class A ordinary shares, excluding the ADSs underlying the Warrants offered pursuant to this prospectus supplement

Ordinary shares issued and outstanding immediately after this offering	120,742,984 ordinary shares, comprised of 56,750,744 Class A ordinary shares and 63,992,240 Class B ordinary shares

American Depositary Shares	The depositary will be the holder of the ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement among us, the depositary and owners and holders of ADSs from time to time.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our ordinary shares, the depositary will distribute the cash dividends and other distributions it receives on our ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

The holders of our ADSs are not to be treated as our shareholders and will be required to surrender their ADSs for cancelation and withdrawal from the depositary facility in which the ordinary shares are held in order to receive the shares that their ADSs represent, and to exercise shareholders’ rights in respect of the ordinary shares.

We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement to which this prospectus supplement relates.

Right of Participation	We have agreed, subject to certain exceptions, to grant the investor in this offering an additional purchase option to purchase up to an aggregate of $1,000,000 of additional ADSs at the applicable per ADS purchase price determined pursuant to the terms of the Purchase Agreement or at a price mutually agreed to by the parties. The investor may exercise this option in whole or in part at any time during the period commencing on the effective date until 60 days after the closing of this offering, provided that the investor may exercise this option only once during such period.

Lock-up	Subject to certain exceptions, we and our directors and chief financial officer, have agreed with the investors, have agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any ordinary shares or ADSs, or any securities convertible into or exchangeable for our ordinary shares or ADSs, for a period of 60 days after the closing date of this offering. See “Plan of Distribution” for more information.

Depositary	Deutsche Bank Trust Company Americas

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $0.9 million, after deducting estimated offering expenses payable by us. We plan to use the net proceeds of this offering for upgrading our offerings of altcoin mining machines, with the remaining proceeds allocated to working capital and other general corporate purposes that support our long-term goals. See “Use of Proceeds” section of this prospectus supplement.

Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors to consider before deciding to invest in ADSs representing our Class A ordinary shares.

Nasdaq Capital Market symbol of ADSs	ICG

RISK FACTORS

Investing in our ordinary shares or ADSs involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2023, any subsequent filings on Form 6-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase any of the ordinary shares or ADSs being offered under this prospectus. If any of the risks actually occur, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our ordinary shares or ADSs could decline, and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference into this prospectus as a result of different factors, including the risks we face described below.

Risks Related to This Offering

We have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply the net proceeds from this offering effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the price of our ADSs to decline.

The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future. The stock market in general and the market for China-based companies in particular has experienced volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our ordinary shares or ADSs. The market price for our ordinary shares or ADSs may be influenced by many factors, including, but not limited to, the following:

•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	lawsuits threatened or filed against us;

•	changes in laws and regulations;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	the recruitment or departure of key personnel;

•	market conditions in our business sectors;

•	trading volume of our ADSs;

•	sales of our ADSs or ordinary shares by us or our shareholders;

•	general economic, industry and market conditions;

•	sales or perceived potential sales of additional Class A ordinary shares, the ADSs and the ADSs issuable upon the exercise of the Warrants.

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other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics such as COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in China or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and

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other risks described in this “Risk Factors” section and the “Risk Factors” sections included in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

These broad market and industry factors may seriously harm the market price of our ordinary shares or ADSs, regardless of our operating performance. Since the price of our ADSs has fluctuated in the past, has been volatile from time to time, and may be volatile in the future, investors in our ordinary shares or ADSs could incur substantial losses. In the past, following periods of volatility in the market, securities class-action ligation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We do not intend to apply for any listing of the Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants.

We do not intend to apply for any listing of the Warrants on Nasdaq or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants. Without an active market, the liquidity of the Warrants will be limited. Further, the existence of the Warrants may act to reduce both the trading volume and the trading price of the ADSs.

Except as otherwise provided in the Warrants, holders of the Warrants purchased in this offering will have no rights as our shareholders.

Subject to certain exceptions as set forth in the Warrants, the Warrants offered in this offering do not confer any rights as shareholders of our company on their holders, such as voting rights, but rather merely represent the right to acquire the ADSs at a fixed price for a limited period of time. Upon exercise of the Warrants, their holders will be entitled to exercise the rights of a holder of the ADSs only as to matters for which the record date occurs after the exercise date. Holders of the ADSs may only exercise their voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ordinary shares and may lose the entire amount of your investment.

If you purchase ADSs in this offering, you will experience immediate dilution of your investment.

The offering price of our ADSs is higher than the as adjusted net asset value per ADS. Therefore, if you purchase ADSs in this offering, you will pay a price per ADS that exceeds our as adjusted net asset value per ADS after this offering. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for ADSs representing our Class A ordinary shares at prices that may not be the same as the price per ADS in this offering. We may sell ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing shareholders. The price per ADS at which we sell additional ADS or securities convertible or exchangeable into ADS in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

Risks Related to Doing Business in China

Changes in international trade policies and international barriers to trade may have an adverse effect on our business and expansion plans.

We currently primarily operate in the PRC, Hong Kong and Singapore and export our products globally, and derive sales from sales of our products to customers globally. Changes and potential changes to trade policies, tariffs, export controls, economic sanctions, and supply chain restrictions in or affecting the jurisdictions in which we operate and to which we sell our products, or the perception that these changes or potential changes could occur, could adversely affect the financial and economic conditions in those jurisdictions, as well as our international sales, financial condition and results of operations.

In recent years, the U.S. government has imposed various restrictions on both inbound and outbound trade and investment with China. Such measures have imposed significant increases in tariff rates on goods imported into the United States, and restrictions on the export of certain products, software, and technology. In particular, the U.S. implemented export controls focused on the semiconductor and advanced computing industries. These restrictions may impact our operations, in particular, with regard to the development and manufacturing of current and new products. On October 28, 2024, the Office of Investment Security of the U.S. Department of the Treasury issued a final rule to implement President Biden’s August 2023 Executive Order on Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern. This executive order provided for the establishment of a new and targeted national security regulatory framework directed at controlling outbound investment from the United States in certain sensitive industry sectors in the People’s Republic of China and the Special Administrative Regions of Hong Kong and Macau. This rule has become effective on January 2, 2025 (the “Outbound Investment Rule”).

As implemented by the Outbound Investment Rule, the new framework imposes notification requirements and prohibitions on specified investments by U.S. persons in the semiconductor and microelectronics sector, quantum information technologies, and artificial intelligence systems. Within the semiconductor and microelectronics sector, prohibited investments will include certain covered investments in electronic design automation software; certain fabrication and advanced packaging tools; the design, fabrication, or packaging of certain advanced integrated circuits, and supercomputers. Notifiable investments will include any covered investments related to the design, fabrication, or packaging of integrated circuits not otherwise covered by the prohibition. Persons from countries of concern engaged the development of the foregoing technologies are defined as “Covered Foreign Persons,” and certain investments by U.S. persons in Covered Foreign Persons are subject to the Outbound Investment Rule, including acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund related to Covered Foreign Persons. Once the Outbound Investment Rule becomes effective, we may be deemed a Covered Foreign Person because we are engaged in the design of integrated circuits. Even though U.S. persons’ acquisitions of certain publicly traded securities (such as the ADSs) will be exempted from the notification requirements and prohibitions under the Outbound Investment Rule, the Outbound Investment Rule could still limit our ability to raise additional capital from U.S. investors, which could increase our cost of capital or prevent us from raising sufficient capital when needed, negatively impacting our business, financial condition and prospects.

There remain uncertainties regarding interpretation and implementation of Overseas Listing Trial Measures.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and the related guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. The Overseas Listing Trial Measures provide that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

According to the Overseas Listing Trial Measures, subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company shall file with the CSRC within 3 working days after the offering is completed and submit a report on the status of this offering to the CSRC after completion of all tranches of the issuance.

As there is uncertainty with respect to the filing requirements and implementation, we cannot assure you that we would be able to complete the filing procedures, obtain the approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to the repatriation of the proceeds from future capital raising activities into China, restrictions on or delays to our future offering of securities, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Accordingly, the value of your investment may be materially and adversely affected or become worthless.

There remain uncertainties regarding interpretation and implementation of Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises.

On February 24, 2023, CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Provisions”), which became effective on March 31, 2023 together with Overseas Listing Trial Measures. According to the Provisions, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Further, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will cause adverse impact on national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

Opinions remain unclear on how they will be interpreted and implemented by relevant PRC governmental authorities. While we have implemented policies and procedures with the intent to comply with the Provisions, we cannot ensure that we will be able to fully comply with the future interpretations and implementations of the Provisions. Domestic companies that fail to comply with the requirements under the Provisions in the course of their indirect overseas issuance and listing may be held legally liable by competent authorities or become subject to criminal penalties.

Risks Related to Our ETH Accumulation Strategy

Our ETH accumulation strategy exposes us to various risks

Since the first quarter of 2024, we have been implementing a ETH accumulation strategy to expand our investments in cryptocurrencies, with ETH serving as our primary long-term asset reserve. Our ETH accumulation strategy exposes us to various risks associated with ETH, including the following:

ETH is a highly volatile asset. ETH is a highly volatile asset that has traded between approximately $2,100 per ETH and $4,200 per ETH on the Coinbase in 2024. The trading price of ETH fluctuated significantly during prior periods, and such fluctuations may occur again in the future. For more details, please refer to the Risk Factor titled “ETH is a highly volatile asset, and fluctuations in the price of ETH have in the past influenced and are likely to continue to influence our financial results and the market price of our ADSs”

ETH does not pay interest or dividends. ETH does not pay interest or other returns, and we can only generate cash from our ETH holdings if we sell our ETH or implement strategies to create income streams or otherwise generate cash by using our ETH holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our ETH holdings, and any such strategies may subject us to additional risks.

Our ETH holdings significantly impact our financial results and the market price of our ADSs. Our ETH holdings have significantly affected our financial results and if we continue to increase our overall holdings of ETH in the future, they will have an even greater impact on our financial results and the market price of our ADSs.

Our ETH-centered accumulation strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our ETH-centered accumulation strategy. This strategy has not been tested over an extended period of time or under different market conditions. Some investors and other market participants may disagree with our ETH-centered accumulation strategy or actions we undertake to implement it. If ETH prices were to decrease or our ETH-centered accumulation strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our ADSs would be materially adversely impacted.

The broader digital assets committeendustry committees subject to counterparty risks, committeeh could adversely committeempact the adoption rate, price, and use of ETH. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our ETH, nor have such events adversely impacted our access to our ETH, they have, in the short-term, likely negatively impacted the adoption rate and use of ETH. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of ETH, limit the availability to us of financing collateralized by ETH, or create or expose additional counterparty risks.

Changes in our ownership of ETH could have accounting, regulatory and other impacts. While we currently own ETH directly and through our wholly owned subsidiaries outside the PRC, we may investigate other potential approaches to owning ETH, including indirect ownership (for example, through ownership interests in a fund that owns ETH). If we were to own all or a portion of our ETH in a different manner, the accounting treatment for our ETH, our ability to use our ETH as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

ETH is a highly volatile asset, and fluctuations in the price of ETH have in the past influenced and are likely to continue to influence our financial results and the market price of our ADSs

ETH is a highly volatile asset, and fluctuations in the price of ETH have in the past influenced and are likely to continue to influence our financial results and the market price of our ADSs. Our financial results and the market price of our ADSs would be adversely affected, and our business and financial condition would be negatively impacted, if the price of ETH decreased substantially, including as a result of:

•	decreased user and investor confidence in ETH, including due to the various factors described herein;

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investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, (ii) actual or expected significant dispositions of ETH by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for ETH or spot ETPs;

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negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, ETH or the broader digital assets industry, for example, (i) public perception that ETH can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the crypto ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of ETH and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the ETH mining process;

•	changes in consumer preferences and the perceived value or prospects of ETH;

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competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

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a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for ETH purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of ETH or adversely affect investor confidence in digital assets generally;

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disruptions, failures, unavailability, or interruptions in service of trading venues for ETH, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the recent SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action;

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the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;

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regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of ETH, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

•	transaction congestion and fees associated with processing transactions on the ETH network;

•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

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developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the ETH blockchain becoming insecure or ineffective; and

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changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the potential broadening of the Israel-Hamas conflict to other countries in the Middle East.

ETH and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty

ETH and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of ETH.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of ETH or the ability of individuals or institutions such as us to own or transfer ETH.

It is not possible to predict whether, or when, the Congress will grant additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and ETH specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of ETH and in turn adversely affect the market price of our ADSs.

Moreover, the risks of engaging in an ETH accumulation strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of ETH in particular, may also impact the price of ETH and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of ETH may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to ETH, institutional demand for ETH as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for ETH as a means of payment, and the availability and popularity of alternatives to ETH. Even if growth in ETH adoption occurs in the near or medium-term, there is no assurance that ETH usage will continue to grow over the long-term.

Because ETH has no physical existence beyond the record of transactions on the ETH blockchain, a variety of technical factors related to the ETH blockchain could impact the price of ETH. For example, malicious attacks by validators, inadequate staking and gas fee mechanisms to incentivize validation of ETH transactions, hard “forks” of the ETH blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the ETH blockchain and negatively affect the price of ETH.

The liquidity of ETH may also be reduced and damage to the public perception of ETH may occur, if financial institutions were to deny or limit banking services to businesses that hold ETH, provide ETH-related services or accept ETH as payment, which could also decrease the price of ETH. Recent actions by U.S. banking regulators have reduced the ability of ETH-related services provides to access to banking services, including (i) the issuance of the February 23, 2023 “Interagency Liquidity Risk Statement” by the Federal banking agencies cautioning banks on contagion risks posed by providing services to digital assets customers, (ii) the Federal Reserve Board’s denial of Custodia Bank’s application of a Federal Reserve account, and (iii) the inclusion of crypto-related divestiture conditions in recent merger transaction approvals. Additionally, in August 2023, the Federal Reserve established a Novel Activities Supervision Program to enhance the supervision of novel activities conducted by banking organizations supervised by the Federal Reserve. The program will focus on novel activities related to crypto-assets, distributed ledger technology, and complex, technology-driven partnerships with nonbanks to deliver financial services to customers. Liquidity of ETH may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for ETH and other digital assets.

Our ETH accumulation strategy subjects us to enhanced regulatory oversight

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. If we are found to have purchased any of our ETH from bad actors that have used ETH to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in ETH by us may be restricted or prohibited.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. While the financial and regulatory fallout from FTX’s collapse did not directly impact our business, financial condition or corporate assets, the FTX collapse may have increased regulatory focus on the digital assets industry. U.S. and foreign regulators have also increased, and are highly likely to continue to increase, enforcement activity, and are likely to adopt new regulatory requirements in response to FTX’s collapse. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting ETH, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in ETH.

Due to the unregulated nature and lack of transparency surrounding the operations of many ETH trading venues, ETH trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in ETH trading venues and adversely affect the value of our ETH

ETH trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many ETH trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in ETH trading venues, including prominent exchanges that handle a significant volume of ETH trading and/or are subject to regulatory oversight, in the event one or more ETH trading venues cease or pause for a prolonged period the trading of ETH or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The SEC alleged as part of committeets June 5, 2023, complaint that Binance Holdings Ltd. committeed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. Such reports and allegations may indicate that the ETH market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the ETH market than is commonly understood. Any actual or perceived false trading in the ETH market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our ETH. Negative perception, a lack of stability in the broader ETH markets and the closure, temporary shutdown or operational disruption of ETH trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the ETH ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in ETH and the broader ETH ecosystem and greater volatility in the price of ETH.

The concentration of our ETH holdings enhances the risks inherent in our ETH-centered ETH accumulation strategy

The concentration of our ETH holdings limits the risk mitigation that we could take advantage of by purchasing a more diversified portfolio of accumulation assets, and the absence of diversification enhances the risks inherent in our ETH-centered ETH accumulation strategy. Any future significant declines in the price of ETH would have, a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of ETH and adversely affect our business

As a result of our ETH-centered accumulation strategy, the majority of our digital assets are concentrated in our ETH holdings. Accordingly, the emergence or growth of digital assets other than ETH may have a material adverse effect on our financial condition. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that may be perceived as superior and could gain market share relative to ETH.

Other alternative digital assets that compete with ETH in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to ETH and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, ETH and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of ETH to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our ETH holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents

Historically, the ETH markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network.

During times of market instability, we may not be able to sell our ETH at favorable prices or at all. As a result, our ETH holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered ETH or otherwise generate funds using our ETH holdings, including in particular during times of market instability or when the price of ETH has declined significantly. If we are unable to sell our ETH, enter into additional capital raising transactions using ETH as collateral, or otherwise generate funds using our ETH holdings, or if we are forced to sell our ETH at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our ETH, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our ETH and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to our ETH. ETH and other blockchain-based cryptocurrencies and the entities that provide services to participants in the ETH ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

•	a partial or total loss of our ETH in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our ETH;

•	harm to our reputation and brand;

•	improper disclosure of data and violations of applicable data privacy and other laws; or

•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader ETH blockchain ecosystem or in the use of the ETH network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to ETH, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties may attempt, to gain access to our systems and facilities, as well as those of our third-party service providers, through various means, such as hacking, social engineering, phishing and fraud.

Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the ETH industry, including third-party services on which we rely, could materially and adversely affect our business

We face risks relating to the loss or destruction of private keys required to access our ETH and cyberattacks or other data loss relating to our ETH

We face risks relating to the custody of our ETH, including potential vulnerabilities associated with third-party exchange services.

We hold all of our ETH in Coinbase Exchange accounts, where Coinbase, not our company, controls the private keys to these assets. This arrangement is similar to traditional securities brokerage accounts, where the exchange maintains custody and control of the assets. These exchange accounts are not covered by Service Organization Control (SOC) reports, which means they lack the third-party verification and controls validation that SOC reports typically provide for qualified custodial services. Unlike some companies that diversify their cryptocurrency holdings across multiple platforms or use specialized crypto custodians, our current practice concentrates all of our ETH holdings with a single exchange. This concentration creates heightened risk, as any operational, financial, or security issue affecting Coinbase could potentially impact our entire ETH holdings. If Coinbase were to experience service disruptions, security breaches, regulatory challenges, or insolvency proceedings, we could face significant difficulties accessing or recovering our ETH. In light of the increasing amount of ETH we hold, we continually seek to evaluate additional custody solutions to achieve a greater degree of diversification as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custody solutions that we believe can safely secure our ETH, we may need to enter into agreements that are less favorable than our current arrangements or take other measures to custody our ETH, and our ability to seek a greater degree of diversification would be materially adversely affected.

Our use of an exchange also exposes us to the risk that the ETH Coinbase holds on our behalf could be subject to insolvency proceedings where we could be treated as a general unsecured creditor, potentially inhibiting our ability to exercise ownership rights with respect to our ETH. Any loss associated with such insolvency proceedings would likely exceed any available insurance coverage related to our ETH.

By holding our ETH on a centralized exchange rather than in self-custodial wallets, we do not directly control the private keys necessary to authorize transactions on the Ethereum blockchain. Instead, we rely completely on Coinbase’s security protocols, operational integrity, and financial stability. Should Coinbase suffer a security breach, operational failure, or face bankruptcy, we could lose access to or ownership of our ETH holdings with limited or no recourse for recovery. If regulatory developments or enforcement actions cause Coinbase to discontinue or limit its services, we may need to quickly identify alternative custody solutions or establish self-custody measures, which could expose us to additional security risks, operational complications, and potential transaction costs or losses during any transition period.

Regulatory changes reclassifying ETH as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of ETH and the market price of our ADSs.

Our assets are increasingly concentrated in our ETH holdings. While the SEC has not made a definitive determination regarding ETH’s status as a security, the transition to proof-of-stake consensus in 2022 has created additional regulatory uncertainty. A determination by the SEC that ETH constitutes a security for purposes of federal securities laws could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls. Such classification could have a material adverse effect on our ability to execute on our ETH strategy and our business operations, and may also require us to substantially change the manner in which we conduct our business. In addition, if ETH is determined to constitute a security for purposes of federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of ETH and in turn adversely affect the market price of our listed securities. Moreover, ETH’s status as the blockchain on which numerous other tokens and decentralized applications operate means that regulatory actions against ETH could have cascading effects throughout the broader cryptocurrency ecosystem, potentially magnifying the negative impact on ETH’s value and consequently the value of our holdings.

DILUTION

As of September 30, 2024, we had a net tangible book value of $141 million (our total tangible assets minus our intangible assets and right-of-use assets and total liabilities), corresponding to a net tangible book value of $2.36 per ADS or $1.18 per Class A ordinary share (using the ratio of two Class A ordinary shares to one ADS). Net tangible book value per share represents the amount of our total tangible assets, minus our intangible assets and right-of-use assets and our total liabilities, divided by the total number of our shares outstanding as of September 30, 2024.

After giving effect to the sale by us of 361,011 ADSs in this offering, and an offering price of $2.77 per ADS and after deducting the estimated Placement Agent fees of $0.07 million and estimated offering expenses payable by us of $0.05 million, our estimated net tangible book value as of September 30, 2024 would have been approximately $141.9 million, representing $2.38 per ADS, or $1.19 per Class A ordinary share. This represents an immediate increase in net tangible book value of $0.02 per ADS, or $0.01 per Class A ordinary share, to existing shareholders and an immediate dilution in net tangible book value of $0.39 per ADS, or $0.20 per Class A ordinary share, to new investors purchasing ADSs in this offering. Dilution for this purpose represents the difference between the price per ADS paid by these purchasers and net tangible book value per ADS immediately after the completion of this offering.

The following table illustrates this dilution to new investors purchasing ADSs and accompanying Warrants in this offering, assuming the offering price of US$2.27 per ADS:

	As of September 30, 2024
	ADSs (in US$)	Class A Ordinary Shares (in US$)
Net tangible book value	2.36	1.18
Increase in net tangible book value after this offering	0.02	0.01
As adjusted net tangible book value after this offering	2.38	1.19
Dilution in net tangible book value to new investors in this offering	0.39	0.20
Percentage of dilution in net tangible book value per ADS or ordinary share for new investors (1)	16.4%	16.4%

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of September 30, 2024:

•	on an actual basis; and

•

on an as adjusted basis, giving effect to the issuance and sale by us of 361,011 ADSs, representing 722,022 Class A ordinary shares, in this offering at the offering price of $2.77 per ADS, after deducting the placement agent fees and estimated offering expenses payable by us.

The information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the offering price of our ordinary shares. You should read this table in conjunction with our financial statements and notes thereto incorporated by reference in this prospectus.

	As of September 30, 2024
	Actual		As Adjusted
	RMB	US$	RMB	US$(
	(unaudited in thousands, except share and per share data)
Shareholders’ Equity
Ordinary shares (US$0.000001 par value; 50,000,000,000 shares authorized, 119,962,962 shares issued and outstanding as of September 30, 2024; and 120,742,984 shares issued and outstanding (as adjusted))	1	—	1	—

Subscriptions receivable from shareholders	(1)	—	(1)	—
Additional paid-in capital	193,243	27,537	199,419	28,417
Statutory reserve	51,376	7,321	51,376	7,321
Accumulated other comprehensive income	(350)	(50)	(350)	(50)
Retained earnings	749,897	106,861	749,897	106,861

Total shareholders’ equity	994,166	141,669	1,000,342	142,549

Total Capitalization	994,166	141,669	1,000,342	142,549

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately US$0.9 million, after deducting fees payable to the placement agent, as well as estimated expenses payable by us.

We plan to use the net proceeds of this offering for upgrading our offerings of altcoin mining machines, with the remaining proceeds allocated to working capital and other general corporate purposes that support our long-term goals.

The foregoing represents our current intention based upon our present plans and business conditions to use and allocate the net proceeds of this offering. As of the date of this prospectus supplement, we have no commitments or agreements to enter into any material investment, acquisition or business collaboration. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement.

For allocating to working capital and other general corporate purposes, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund its capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no intention to declare or pay any dividends in the near future on our ordinary shares or the ADSs representing our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

If we pay any dividends on our Class A ordinary shares, we will pay those dividends that are payable in respect of the Class A ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to holders of ADSs in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

We are a holding company with no material operations of our own. We conduct our operations primarily through our subsidiaries in China. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of American Depository Shares

Please refer to the information contained under the heading “Description of American Depository Shares” in the accompanying base prospectus.

Description of Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and being issued to investors are summarized below. The form of Warrants will be provided in this offering and will be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K with the SEC in connection with this offering.

The Warrants to be issued to the investors will have an exercise price of $2.77 per ADS. The Warrants are exercisable on or after the date of issuance and will terminate five years from the date of issuance. The exercise price and the number of ADSs issuable upon exercise are subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends, stock splits, combinations, recapitalizations, reclassifications, mergers, consolidations, or sales of substantially all of our assets. In addition, the exercise price of the Warrants is subject to adjustment in the event that we issue or are deemed to issue ADSs or Class A ordinary shares at a price lower than the then-current exercise price of the Warrants.

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants may exercise their Warrants, in part or in whole, to purchase ADSs on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the Warrants, the holder is required to pay the exercise price for the number of ADSs for which the Warrant is being exercised in cash. A holder of the Warrants will also have the right to exercise its Warrants, in whole or in part, on a cashless basis if, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Warrant ADSs by the holder. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver ADSs issuable upon exercise of a Warrant. Upon the termination date of the Warrants, any unexercised portion of the Warrants will be automatically exercised via the cashless exercise provision.

Upon the holder’s exercise of a Warrant, we will issue the ADSs issuable upon exercise of the Warrant within the earlier of two trading days or the number of trading days comprising the standard settlement period after our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor. If we fail to deliver ADSs within the required time, we may be required to pay liquidated damages as provided in the Warrants.

The ADSs issuable upon exercise of the Warrants are duly and validly authorized and will be, when issued, delivered, and paid for in accordance with the Warrants, fully paid and non-assessable. We will authorize and reserve Class A ordinary shares equal to the number of Class A ordinary shares represented by ADSs issuable upon exercise of all outstanding Warrants.

If we consummate any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, the sale of all or substantially all of our assets, or other transactions in which our ordinary shares are converted into or exchanged for other securities or consideration, the holder of any Warrant will thereafter receive the securities or other consideration to which a holder of the number of ADSs then deliverable upon the exercise of such Warrant would have been entitled upon such consolidation, merger, or other transaction. Additionally, in the event of a fundamental transaction, each Warrant holder will have the right to require us, or our successor, to repurchase the Warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the Warrants on the terms set forth in the Warrants.

The exercisability of the Warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our Class A ordinary shares unless the holder provides us with 61 days’ prior written notice to increase the beneficial ownership limitation to 9.99%.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated December 21, 2024 (the “Placement Agreement”), we have engaged The Benchmark Company LLC (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. The Placement Agreement is attached as an exhibit to our Report of Foreign Private Issuer on Form 6-K filed with the SEC in connection with this offering.

Under the terms of the Placement Agreement, the Placement Agent has agreed to be our placement agent, on a reasonable best-efforts basis, in connection with the issuance and sale by us of our ADSs and the Warrants to purchase ADSs in this offering. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investor. The Agreement does not give rise to any commitment by the Placement Agent to purchase any of our ADSs or the Warrants to purchase ADSs, and the Placement Agent will have no authority to bind us by virtue of the Placement Agreement for this offering.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent: (1) may not engage in any stabilization activity in connection with our securities; and (2) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We entered into a Securities Purchase Agreement with the investor purchasing the securities being issued pursuant to this offering. The form of the Securities Purchase Agreement is attached as an exhibit to our Report of Foreign Private Issuer on Form 6-K filed with the SEC in connection with this offering. The closing of this offering will take place on or before March 27, 2025, and the following will occur: (1) we will receive funds in the amount of the aggregate purchase price; (2) the Placement Agent will receive the placement agent fees in accordance with the terms of the Placement Agreement; and (3) we will deliver the ADSs and the Warrants to purchase ADSs.

Commissions and Offering Expenses

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds from the sale of securities to investors introduced by the Placement Agent and a 3.0% cash fee of the gross proceeds from the sale of securities to investors introduced by us. In addition, we will reimburse the Placement Agent for reasonable, necessary, and accountable out-of-pocket expenses incurred in connection with the offering, up to a maximum of $125,000.

The following table shows the fees payable to the Placement Agents by us in connection with this offering assuming the maximum offering is completed.

	Per ADS		Total(1)
Offering price	US$	2.77	US$	1,000,000
Placement agent’ fees(2)	US$	0.19	US$	70,000
Proceeds to us, before expenses	US$	2.58	US$	930,000

(1)	Excludes any proceeds that may be received upon the exercise of the Warrants.
(2)

We agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds from investors introduced by the Placement Agent and 3.0% of the aggregate gross proceeds from investors introduced by us in this offering. In addition, we have agreed to reimburse the Placement Agent for certain accountable out-of-pocket expenses, including legal fees, roadshow expenses, background checks, and other miscellaneous costs, up to a maximum of $125,000. See “Plan of Distribution” beginning on page S-27 of this prospectus supplement for additional information regarding the compensation we will pay and the expenses we will reimburse to the Placement Agent in connection with this offering.

We estimate that the total expenses of the offering payable by us, excluding the placement agent’ fees, will be approximately $50,477.85.

Tail Fee

We have also agreed to a 12-month tail fee equal to the cash compensation in this offering with respect to future financings consummated solely with investors with whom we have had a conference call or a meeting arranged by the Placement Agent during the term of its engagement and who participated in this offering during such 12-month period following termination of our engagement with the Placement Agent.

Right of First Refusal

Under the terms of the Placement Agreement, we have also granted the Placement Agent the right of first refusal to act as the lead or joint lead investment banker, book-runner, or placement agent for any future public or private equity or debt offerings, including all equity-linked financings, that we or any of our affiliates undertake during the six-month period following the closing of this offering.

Lock-up Restrictions

Subject to certain exceptions, we and our directors and chief financial officer, have agreed with the investors, have agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any ordinary shares or ADSs, or any securities convertible into or exchangeable for our ordinary shares or ADSs, for a period of 60 days after the closing date of this offering. The lock-up restrictions permit the exercise of options granted under an employee benefit plan or warrants and the establishment of Rule 10b5-1 plans during the lock-up period, provided that the shares received upon exercise remain subject to the lock-up and no public announcement or filing regarding the establishment of such plans is made during the restriction period and no sales of ordinary shares or ADSs are made pursuant to such plan during the restriction period.

Listing

Our ADSs are listed on the Nasdaq Capital Market under the symbol “ICG”.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the Placement Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

LEGAL MATTERS

We are being represented by Morgan, Lewis & Bockius with respect to legal matters of United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Morgan, Lewis & Bockius may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Intchains Group Limited as of December 31, 2022 and 2023, and for each of the years in the three-year period ended December 31, 2023 have been incorporated by reference herein in reliance upon the report of Mazars USA LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any underwriter, agent or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about us is contained at our website, https://www. intchains.com. Information on our website is not incorporated by reference into this prospectus. We make available through our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

Intchains Group Limited

Class A Ordinary Shares in the Form of American Depositary Shares

Warrants

Debt Securities

Purchase Contracts

Subscription Rights

Units

We may, from time to time, in one or more offerings, offer and sell up to US$300,000,000 of our Class A ordinary shares, par value US$0.000001 per share, in the form of American Depositary Shares, or ADSs, warrants, debt securities, purchase contracts, subscription rights, units or any combination thereof, which we collectively refer to as the “securities”. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to sell any securities unless accompanied by the applicable prospectus supplement.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, see “Plan of Distribution” in this prospectus.

In addition, this prospectus also covers the sale by certain selling security holders described herein of up to an aggregate of 9,000,000 Class A ordinary shares. We will not receive any proceeds from the sale of our Class A ordinary shares by selling security holders.

Our ADSs are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ICG”. On July 3, 2024, the last reported sale price of the ADSs on Nasdaq was US$7.96 per ADS.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, as of the date of this prospectus, was approximately US$155 million, which was calculated based on 38,931,732 Class A ordinary shares held by non-affiliates and the per ADS price of US$7.96, which was the closing price of our ADSs on July 3, 2024. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

As of the date of this prospectus, our issued and outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A ordinary share will be entitled to one vote and each Class B ordinary share will be entitled to 10 votes.

Each Class B ordinary share is convertible into one class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. See “Description of Share Capital” in this prospectus.

We are a Cayman Islands holding company and conduct all of our operations through our operating subsidiaries. Investors in the ADSs are not purchasing equity securities of our operating subsidiaries but instead are purchasing equity securities of a Cayman Islands holding company. We operate our business primarily in mainland China and are subject to complex and evolving PRC laws and regulations. Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us, hinder our ability to offer our ADSs in the future, result in a material adverse effect on our business operations, and damage our reputation, which might further cause our ADSs to significantly decline in value or become worthless.

In recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations and overseas listing in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, issuing new regulations requiring Chinese companies conducting direct and indirect overseas securities offerings and listings to complete filing procedures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are still new or evolving, it is highly uncertain what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and list on a U.S. or other foreign exchange. Please refer to “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board, or PCAOB, for three consecutive years beginning in 2021, the SEC shall prohibit its shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. Our former auditor, Mazars USA LLP, or Mazars, is a PCAOB-registered public accounting firm headquartered in New York during the time it served as our independent auditor. Forvis Mazars, LLP, a PCAOB registered public accounting firm headquartered in Missouri, has been our independent auditor since June 1, 2024. The change in auditor was made due to the transaction entered between Mazars and FORVIS, LLP, or FORVIS, whereby substantially all of the partners and employees of Mazars joined FORVIS and, FORVIS changed its name to Forvis Mazars, LLP effective June 1, 2024. Following the transaction, Mazars resigned as our independent public accounting firm and Forvis Mazars, LLP was appointed by the audit committee of our Company to serve as our independent registered public accounting firm effective June 1, 2024. Our current and former auditors are both subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. However, our current and former auditor’s China affiliate is located in, and organized under the laws of, the PRC.

On March 18, 2021, the SEC adopted on an interim basis rules disclosure requirements for companies with PCAOB member auditors whom the PCAOB has determined that it cannot inspect their operations within a foreign jurisdiction (“Covered Issuers”). Covered companies are required to disclose in their annual reports on Form 20-F: (i) that, during the period covered by the form, the registered public accounting firm has prepared an audit report for the issuer; (ii) the percentage of the shares of the issuer owned by governmental entities in the foreign jurisdiction in which the issuer is incorporated or otherwise organized; (iii) whether governmental entities in the applicable foreign jurisdiction with respect to that registered public accounting firm have a controlling financial interest with respect to the issuer; (iv) the name of each official of the Chinese Communist Party (“CCP”) who is a member of the board of directors of the issuer or the operating entity with respect to the issuer; and (v) whether the articles of incorporation of the issuer (or equivalent organizing document) contains any charter of the CCP, including the text of any such charter. On September 22, 2021, the PCAOB adopted rules governing its procedures for making determinations as to its inability to inspect or investigate registered firms headquartered in a particular foreign jurisdiction or which has an office in a foreign jurisdiction (a “PCAOB-Identified Firm”). Promptly after the effective date of this rule, the PCAOB would make determinations under the HFCA Act to the extent such determinations are appropriate. Thereafter, the PCAOB would consider, at least annually, whether changes in facts and circumstances support any additional determinations. The PCAOB would make additional determinations as and when appropriate, to allow the SEC on a timely basis to identify Covered Issuers pursuant to the SEC rules. The rule became effective when the SEC approved the rule on November 4, 2021.

On December 2, 2021, the SEC finalized its rules regarding disclosure by Covered Issuers. In addition, the release discussed the procedures the SEC will follow in implementing trading prohibitions for Covered Issuers. A foreign company would have to be designated a Covered Issuer three years in a row to be subject to a trading prohibition on that basis. The trading suspension would prohibit trading of the Covered Issuer’s securities on any exchange or in the over-the-counter markets. The trading prohibition will be terminated if the Covered Issuer certifies to the SEC that the issuer has retained a registered public accounting firm that the PCAOB has inspected to the satisfaction of the SEC and files financial statements that include an audit report signed by the non-PCAOB-Identified Firm. The SEC is not required to engage in rulemaking to implement the trading prohibition provisions of the HFCA Act. Neither the Act nor the SEC’s release create an obligation for an exchange to delist the Covered Issuer, but the SEC noted that under existing listing rules of the exchanges, a trading prohibition would be grounds for delisting. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB entered into a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC and, as summarized in the “Statement on Agreement Governing Inspections and Investigations of Audit Firms Based in China and Hong Kong” published on the U.S. Securities and Exchange Commission’s official website, the parties agreed to the following: (i) in accordance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB shall have direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB shall have the unfettered ability to transfer information to the SEC, in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors shall have access to complete audit work papers without any redactions, with view-only procedures for certain targeted pieces of information such as personally identifiable information. The PCAOB is required to reassess its determinations as to whether it is able to carry out inspection and investigation completely and without obstruction by the end of 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Covered Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Covered Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. If such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act, so we cannot assure you that we will be able to maintain the listing of the ADRs on Nasdaq or that you will be allowed to trade the ADRs in the United States on the “over-the-counter” markets or otherwise. Should the ADRs not be listed or tradeable in the United States, the value of the ADRs could be materially affected. See “Item 3. Key Information—D. Risk Factors — Risks Relating to Doing Business in the PRC — Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors or their affiliates that are located in China. The delisting of our ADSs, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Intchains Group Limited is a Cayman Islands holding company with no material operations of its own. We conduct our operations primarily through our PRC subsidiaries. As a result, although other means are available for us to obtain financing at the holding company level, the ability of Intchains Group Limited to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends primarily paid by our PRC subsidiaries. If any of our PRC subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends to Intchains Group Limited. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends to Intchains Group Limited only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the PRC subsidiaries. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by State Administration of Foreign Exchange, or SAFE.

We have never declared or paid any dividends on our ordinary shares since our inception, nor do we have any present plan to pay any dividends on our ordinary shares or ADSs in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For details, see the following disclosures in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference. For information on our holding company structure, see “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources—Holding Company Structure.” For risks relating to the fund flows of our operations in China, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Government control of foreign currency conversion may affect the value of your investment.” and “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Dividend Policy.” For PRC and United States federal income tax considerations of an investment in our ADSs, see “Item 10. Additional Information—E. Taxation.” For the year ended December 31, 2023, except for inter-company transactions that occurred in the ordinary course of business, no cash or other asset transfers occurred among Intchains Group Limited and its subsidiaries, and no dividends or distributions from a subsidiary were made to Intchains Group Limited or other investors.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 14 for additional information.

Investing in the securities described herein involves risks. See “Risk Factors” beginning on page 16 of this prospectus and risk factors set forth in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED AUGUST 5, 2024.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the selling security holders are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we or any selling security holder may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

In addition, this prospectus and any accompanying prospectus supplement do not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the Securities Act of 1933 (as amended, the “Securities Act”). We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

In this prospectus, unless otherwise indicated or the context otherwise requires, unless otherwise noted, all references to years are to the calendar years from January 1 to December 31 and references to our fiscal year or years are to the fiscal year or years ended December 31.

•	“ADRs” refers to the American depositary receipts, which, if issued, evidence our ADSs.

•	“ADSs” refers to our American depositary shares, each of which represents two Class A ordinary shares.

•	“ASICs” refers to application-specific ICs, meaning ICs designed for a specific application.

•	“CAC” refers to the Cyberspace Administration of China.

•	“China” or the “PRC”, in each case, refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan. The term “Chinese” has a correlative meaning for the purpose of this prospectus.

When used in the case of laws and regulations, of “China” or “the PRC”, it refers to only such laws and regulations of mainland China all references to “Renminbi” or “RMB” are to the legal currency of mainland China, and all references to “U.S. dollars,” “dollars,” “$” or “US$” are to the legal currency of the United States.

•	“Class A ordinary shares” refers to our class A ordinary shares, par value US$0.000001 per share.

•	“Class B ordinary shares” refers to our class B ordinary shares, par value US$0.000001 per share.

•	“Company” refers to Intchains Group Limited, a Cayman Islands company and its subsidiaries.

•	“CSRC” refers to the China Securities Regulatory Commission.

•	“IC” or “chips” refers to integrated circuits.

•

“mainland China” refers to the People’s Republic of China, excluding, solely for the purpose of this annual report, Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this report.

•	“PRC law(s) and regulation(s)” refers to the laws and regulations of mainland China.

•	“ordinary shares” or “shares” refer to our Class A ordinary shares and Class B ordinary shares.

•	“RMB” and “Renminbi” refer to the legal currency of mainland China.

•

“tape-out” refers to the final result of the design process for ICs when the graphic for the photomask of the IC is sent to the fabrication facility, and a successful tape-out means all the stages in the design and verification process of ICs have been completed.

•	“US$” and “U.S. dollars” refer to the legal currency of the United States.

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States.

•	“we,” “us,” “our company,” “the Group,” and “our” refer to the Company and its subsidiaries, as the context requires.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

We incorporate by reference into this prospectus the following documents:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 18, 2024;

•

The description of our securities contained in our registration statement on  Form 8-A filed with the SEC on September 9, 2022, and any amendment or report filed for the purpose of updating such description;

•	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•

Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 18, 2024 contains a description of our business and audited consolidated financial statements with a reportby our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Intchains Group Limited

Building 16, Lane 999,

Xinyuan South Road, Lin-Gang Special Area,

Pudong, Shanghai, 201306,

the People’s Republic of China

Telephone: +86 021 5896 1080

You may also access these documents on our website, www.intchains.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that relate to our current expectations and views of future events. Such forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify some of these forward-looking statements by words or phrases such as “may,” “should,” “intend,” “predict,” “aim,” “potential,” “continue,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is /are likely to” or the negative form of these words and phrases or other comparable expressions, although not all forward-looking statement contain these words. Forward-looking statements include, but are not limited to, statements relating to:

•	our goals and strategies;

•	our future prospects and market acceptance of our products and services;

•	our future business development, financial condition and results of operations;

•	expected changes in our revenue, costs or expenditures;

•	anticipated cash needs and its needs for additional financing;

•	growth of and competition trends in our industry;

•	our ability to successfully integrate acquisitions;

•	our expectations regarding demand for, and market acceptance of, our products;

•	expectations with respect to the success of our research and development efforts;

•	expectations regarding our growth rates, growth plans and strategies;

•	general economic and business conditions in the markets in which we operate;

•	relevant government policies and regulations relating to our business and industry;

•	PRC laws, regulations and policies, including those applicable to the IC industry and foreign exchange;

•	the impact of the geopolitical tensions between the United States and China or other countries, and the impact of actual or potential international military actions;

•	the impact of the outbreak and continuing spread of the coronavirus disease, or COVID-19, and other pandemics or natural disasters; and

•	assumptions underlying or related to any of the foregoing.

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the cautionary statements included in this prospectus and in “Item 3. Key Information — D. Risk Factors” section in our most recent annual report on Form 20-F incorporated by reference herein. Those risks are not exhaustive. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus, as well as any accompanying prospectus supplement, completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUMMARY

Overview

We are a provider of integrated solutions consisting of high-performance computing ASIC chip-based products and a corporate holder of cryptocurrencies based on Ethereum, or ETH. We have a fabless business model and specialize in the front-end and back-end of IC design, which are the major components of the IC product development chain. We have strong supply chain management through our well-established business partnership with a leading foundry, which helps to ensure our product quality and stable production output. Our products primarily include high-performance computing ASIC chip products consisting of ASIC chips with high computing power and superior power efficiency, computing equipment incorporating our ASIC chips, and ancillary software and hardware, all of which cater to the evolving needs of the blockchain industry. We have built a proprietary technology platform named “Xihe” Platform, which allows us to develop a wide range of ASIC chips with high efficiency and scalability. To support our WEB3 industry development initiatives, we acquire and hold ETH-based cryptocurrencies as our long-term asset reserve using liquid assets that exceed our working capital requirements.

Summary of Risk Factors

Investing in our ADSs may expose you to a number of risks, including risks relating to our business, risks relating to regulations of our business, risks relating to doing business in the People’s Republic of China, risks relating to our corporate structure and risks relating to our ADSs. The following summarizes part, but not all, of these risks. Please carefully consider all of the information discussed in “Item 3. Key Information — D. Risk Factors” and elsewhere in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference as well as elsewhere in this prospectus, which contains a more thorough description of risks relating to investing in us.

Risks Relating to Our Business and Industry

•	We have incurred net losses from operating activities in 2023, and we may not achieve or sustain profitability.

•	There is no assurance that a cryptocurrency will maintain its long-term value, and volatility in the market prices of cryptocurrencies may adversely affect our business and results of operations.

•

The industry in which we operate is characterized by constant changes. If we fail to innovate or to provide products that meet the expectations of our customers, we may be unable to attract new customers or retain existing customers, and as a result our business and results of operations may be adversely affected.

•

We are subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of cryptocurrencies and related products and services, which could negatively affect our business, financial condition, and results of operations.

•

We derive a significant portion of our revenue from our ASIC chip products. If the market for our ASIC chip products ceases to exist or diminishes significantly, our business and results of operations would be materially harmed.

•

We generate all of our revenue from sales to customers in the PRC. Any adverse development in the regulatory environment in the PRC could have a negative impact on our business, financial condition and results of operations.

•

Our ASIC chips business depends mainly on supplies from a single third-party foundry, and any failure to obtain sufficient foundry capacity from this foundry would significantly delay the shipment of our products.

•	Mining difficulty for any reason would negatively affect the economic returns of cryptocurrency mining activities, which in turn would decrease the demand for and/or pricing of our products.

•

Cryptocurrency exchanges and wallets, and to a lesser extent, the cryptocurrency network itself, may suffer from hacking and fraud risks, which may erode user confidence in cryptocurrency which would in turn decrease the demand for our ASIC chip products.

•

Cryptocurrency mining activities are energy-intensive. The availability and cost of electricity will restrict the geographic locations of mining activities, thereby restricting the geographic locations of miners and sales of our products.

•	Failure at tape-out or failure to achieve the expected final test yields for our ASIC chips could negatively impact our operating results.

Risks Relating to Doing Business in the PRC

•

Changes in the political and economic policies of the Chinese government or in relations between China and the United States may materially and adversely affect our business, financial condition, results of operations and the market price of our ADSs.

•	The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of our ADSs.

•	Changes in U.S. and Chinese regulations may adversely impact our business, our operating results, our ability to raise capital and the market price of our ADSs.

•

The approval of the CSRC, CAC or other Chinese regulatory agencies may be required in connection with our offshore offerings under Chinese law. and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing.

•	Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our ADSs.

•

Changes to and uncertainties in the legal system of the PRC may have a material adverse impact on our business, financial condition and results of operations. Legal protections available to you under the legal system of the PRC may be limited.

•

PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to make capital contributions into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect our financial position.

•

Our corporate structure may restrict our ability to receive dividends from, and transfer funds to, our PRC operating subsidiaries, which could restrict our ability to act in response to changing market conditions in a timely manner.

•	Dividends payable by us to our foreign investors and gains on the sale of the ADSs may become subject to withholding taxes under the PRC tax laws.

•

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business operations.

Risks Relating to the ADSs

•	Recent litigation and negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of our ADSs.

•	The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

•

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

•	Because we do not expect to pay dividends in the foreseeable future after our initial public offering, you must rely on price appreciation of the ADSs for a return on your investment.

•

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial

•	The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs.

•

Our amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares and ADSs.

History and Development of the Company

We, Intchains Group Limited, are a holding company incorporated in the Cayman Islands and conduct our operations primarily through our PRC subsidiaries. We began our operations in December 2017 when Shanghai Intchains Technology Co., Ltd., or Shanghai Intchains, was founded in Shanghai, China.

With the growth of our business and in order to facilitate international capital raising, we underwent an offshore reorganization in the second half of 2021. In June 2021, Intchains Group Limited was incorporated in the Cayman Islands as our offshore holding company. Shortly after its incorporation, Intchains Group Limited incorporated a wholly-owned subsidiary in the British Virgin Islands, or BVI, namely, Intchains Investment (BVI) Limited, or Intchains BVI. In October 2021, Intchains Global Limited, or Intchains Global, was incorporated in the BVI as a wholly-owned subsidiary of Intchains Group Limited. In February 2022, Intchains Global acquired 100% equity interest in Intchains Pte. Ltd., or Intchains Singapore, a private limited company incorporated in Singapore, for the purpose of holding our planned business in Singapore.

Following the incorporation of Intchains BVI, Intchains Technology (Hongkong) Limited, or Intchains HK, was incorporated in Hong Kong in July 2021 as a wholly-owned subsidiary of Intchains BVI. In September 2021, Intchains HK established Jerryken Intelligent Technology (Shanghai) Co., Ltd., or WFOE, as a wholly foreign owned entity in the PRC. In October 2021, Golden Stone Hong Kong Holding Limited, a then independent third party which is wholly owned by Mr. Zhaoyang Ma who is a principal shareholder of our Company, acquired 1% equity interest in Shanghai Intchains, upon completion of which, Shanghai Intchains became a sino-foreign equity joint venture. WFOE acquired an approximately 82.49% equity interest in Shanghai Intchains in November 2021 and further acquired the remaining 17.51% equity interest in Shanghai Intchains in December 2021, and Intchains Group Limited became the ultimate holding company of our operating subsidiaries.

On July 8, 2022, we subdivided our authorized share capital from US$50,000 divided into US$0.0001 par value each to US$50,000 divided into US$0.000001 par value each. In May 2023, Intchains Capital Limited was incorporated in the Cayman Islands as a wholly-owned subsidiary of Intchains Group Limited.

The following diagram illustrates our corporate structure:

Government Regulations and Permissions

We have been advised by Jingtian & Gongcheng, our PRC legal adviser, that, as of the date of this prospectus, we have obtained all necessary permissions, approvals and authorizations in mainland China in all material aspects in relation to conducting our business operations in mainland China. Except for the business licenses issued by the local branch of the State Administration for Market Regulation, which our PRC subsidiaries have obtained and are in full force and effect as of the date of this prospectus, Intchains Group Limited and our PRC subsidiaries are not required to obtain other licenses, approvals or permits to conduct our business operations in mainland China. However, as PRC laws and regulations with respect to certain licenses and permissions are unclear and are subject to interpretations and enforcement of local governmental authorities, we may inadvertently conclude that certain permissions and approvals are not required but the regulators do not take the same view as we do. Also, if applicable laws, regulations or interpretations change, we may be required to obtain additional licenses or approvals. Moreover, there may be new rules, regulations, government interpretations or government policies in China to govern the businesses we currently operate. Such new rules, regulations, government interpretations or government policies may subject our business operations to additional license or filing requirements.

Cash Flow and Assets Transfer within Our Organization

Intchains Group Limited is a Cayman Islands holding company with no material operations of its own. We conduct our operations through our PRC subsidiaries. As a result, although other means are available for us to obtain financing at the holding company level, the ability of Intchains Group Limited to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends primarily paid by our PRC subsidiaries. If any of our PRC subsidiaries incurs debt on its own behalf, the instruments governing such debt may restrict its ability to pay dividends to Intchains Group Limited. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends to Intchains Group Limited only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the PRC subsidiaries.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by State Administration of Foreign Exchange, or SAFE.

We have never declared or paid any dividends on our ordinary shares since our inception, nor have any present plan to pay any dividends on our ordinary shares or ADSs in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For the year ended December 31, 2023, except for inter-company transactions that occurred in the ordinary course of business, no cash or other asset transfers occurred among Intchains Group Limited and its subsidiaries, and no dividends or distributions from a subsidiary were made to Intchains Group Limited or other investors.

Dividends or Distributions Made to the Company and Tax Consequences Thereof

Our subsidiaries did not make any dividends or distributions to us for years ended December 31, 2021, 2022 and 2023. If any dividend is paid by our PRC subsidiaries to the Company in the future, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect of the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. If the Company or its offshore subsidiaries are deemed to be a PRC resident enterprise (we do not currently consider the Company or its offshore subsidiaries to be PRC resident enterprises), the withholding tax may be exempted, but the Company or its offshore subsidiaries will be subject to a 25% tax on our worldwide income, and our non-PRC enterprise investors may be subject to PRC income tax withholding at a rate of 10%.

Dividends or Distributions Made to the U.S. Investors and Tax Consequences Thereof

We did not make any dividends or distributions to our shareholders for years ended December 31, 2021, 2022 and 2023. Any future determination to pay dividends will be made at the discretion of our board of directors and will be based upon our future operations and earnings, capital requirements and surplus, general financial condition, shareholders’ interests, contractual restrictions and other factors our board of directors may deem relevant.

Under the current laws of the Cayman Islands, no Cayman Islands withholding tax is imposed upon any payments of dividends by the Company. However, if the Company is considered a PRC tax resident enterprise for tax purposes (we do not currently consider the Company to be a PRC resident enterprise), any dividends that the Company pays to its overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Regulations of Our Business—We may be classified as a “resident enterprise” for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders” and “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation,” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

In addition, subject to the passive foreign investment company rules, the gross amount of any distribution that the Company makes to investors with respect to our ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not expect to be a passive foreign investment company, or a PFIC, in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Regulations of Our Business—We may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors” and “Item 10. Additional Information—E. Taxation—United States Federal Income Taxation—Passive Foreign Investment Company,” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Restrictions on Foreign Exchange and Our Ability to Transfer Cash Between Entities, Across Borders, and to U.S. Investors, and Restrictions and Limitations on Our Ability to Distribute Earnings from Our Businesses

We face various restrictions and limitations that impact our ability to transfer cash between our entities, across borders and to U.S. investors, and our ability to distribute earnings from our business, including our subsidiaries, to the Company and U.S. investors.

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We are not a Chinese operating company but a Cayman Islands holding company with operations conducted through our PRC subsidiaries. As a result, although other means are available for us to obtain financing at the Company level, the Company’s ability to fund operations not conducted by our PRC subsidiaries, pay dividends to its shareholders, or service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our PRC subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to the Company. If any of our PRC subsidiaries is unable to receive all or the majority of the revenues from their operations, we may be unable to pay dividends on our ADSs or ordinary shares.

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Due to restrictions on foreign exchange placed on our PRC subsidiaries by the PRC government under PRC laws and regulations, to the extent cash is located in mainland China or within an entity domiciled in mainland China and may need to be used to fund our operations outside of mainland China, the funds may not be available due to such limitations unless and until related approvals and registrations are obtained. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. The majority of our revenue is or will be received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, as long as certain procedural requirements are met. Approval from or filing with appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders or repay our loans. See “Item 3. Key Information—D. Risk Factors—Government control of foreign currency conversion may affect the value of your investment,” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

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Under PRC laws and regulations, each of our PRC operating subsidiaries may only pay dividends after 10% of its net profit has been set aside as reserve funds, unless such reserves have reached at least 50% of its registered capital. In addition, the profit available for distribution from our PRC operating subsidiaries is determined in accordance with generally accepted accounting principles in the PRC. This calculation may differ if it were performed in accordance with U.S. GAAP. See “Item 3. Key Information—D. Risk Factors—Our corporate structure may restrict our ability to receive dividends from, and transfer funds to, our PRC operating subsidiaries, which could restrict our ability to act in response to changing market conditions in a timely manner,” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

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Due to various requirements imposed by PRC laws and regulations on loans to and direct investment in PRC entities by offshore holding companies, any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed a statutory limit, and shall be filed with SAFE or its local counterparts. Furthermore, any capital contributions we make to our PRC subsidiaries shall be registered with the PRC State Administration for Market Regulation or its local counterparts, and reported to with the Ministry of Commerce or its local counterparts. This may delay or prevent us from using our offshore funds to make loans or capital contribution to our PRC subsidiaries and thus may restrict our ability to execute our business strategy, and materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors—PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our initial public offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business operations,” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

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If the Company is considered a PRC tax resident enterprise for tax purposes (we do not currently consider the Company to be a PRC resident enterprise), any dividends that the Company pays to its overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information—D. Risk Factors— Risks Relating to Regulations of Our Business—Dividends payable by us to our foreign investors and gains on the sale of the ADSs may become subject to withholding taxes under the PRC tax laws,” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Potential Permissions and Approvals for Offering Securities to Foreign Investors

The Crackdown Opinions

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, or the Crackdown Opinions. The Crackdown Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The Crackdown Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. As of the date of this prospectus, we believe the permission and approval of the CSRC is not required for us in connection with our listing on Nasdaq, but as the official guidance and interpretation of the Crackdown Opinions remain unclear in several respects at this time, we cannot assure you that we will remain fully compliant with all new regulatory requirements of the Crackdown Opinions or any future implementation rules on a timely basis, or at all. If we are unable to obtain such permission or approval if required in the future, our securities may be delisted from Nasdaq and/or the value of our ADSs may significantly decline or become worthless. Please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in the PRC — The approval of the CSRC, CAC or other Chinese regulatory agencies may be required in connection with our offshore offerings under Chinese law. and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Filing with the CSRC under the Overseas Offering and Listing Measures

On February 17, 2023, the CSRC issued the Overseas Offering and Listing Measures, which came into effect on March 31, 2023, and provides principles and guidelines for direct and indirect issuance of securities overseas by a Chinese domestic company. Under the Overseas Offering and Listing Measures, the substance, rather than the form of issuance, will govern when determining whether an issuance constitutes “indirect issuance of securities overseas by a Chinese domestic company,” and in the event any listing or issuance of securities has fallen under this definition, the issuer shall assign one of its related major Chinese domestic operating entities to make filings with the CSRC within three business days after its initial public offering or any offerings after the initial public offering. As our Company is a Cayman Islands holding company operating primarily in mainland China, we understand our listing and issuance of securities on Nasdaq constitutes indirect issuance of securities overseas by a Chinese domestic company under the Overseas Offering and Listing Measures. However, according to the Overseas Offering and Listing Notice, an issuer who has completed overseas issuance and listing before March 31, 2023 like us is not required to file with the CSRC for the offering or listing that is already completed but is required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed after the effective date of the Overseas Offering and Listing Measures. As such, we are not required to make filings with CSRC under the Overseas Offering and Listing Measures for our initial public offering but we will be required to file with the CSRC within three business days after the completion of the offering(s) under this registration statement by us. We will begin the process of preparing a report and other required materials in connection with the CSRC filing, which will be submitted to the CSRC in due course in connection with an offering under this registration statement. As the Overseas Offering and Listing Measures is still new and the interpretations and implementation of such regulation still involve uncertainties, we cannot assure you that we can complete the filings with the CSRC if we intend to effect the offering(s) under this registration statement. In addition, since regulatory regime of the PRC for securities activities continues to rapidly evolve, we cannot assure you that we will not be required in the future to make filings with or obtain approvals from the CSRC or potentially other regulatory authorities in order to maintain the listing status of our ADSs on Nasdaq due to changes or passing of applicable laws, regulations, or interpretations in the future. In the event that it is determined that we are required to make filings with or obtain approval from the CSRC or any other regulatory authority but fail to make such filings or obtain such approvals timely or at all, we may be subject to non-compliance rectification order, warning letters or fines, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Please refer to “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in the PRC —  The approval of the CSRC, CAC or other Chinese regulatory agencies may be required in connection with our offshore offerings under Chinese law. and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Cybersecurity Review

On December 28, 2021, the CAC published the Cybersecurity Review Measures, which became effective on February 15, 2022, pursuant to which, (i) critical information infrastructure operators purchasing network products and services that affect or may affect national security, (ii) internet platform operators engaging in data processing activities that affect or may affect national security, and (iii) any internet platform operator possessing personal information of more than one million users and applying for listing on a foreign exchange, shall be subject to the cybersecurity review by the CAC. We believe we would not be subject to the cybersecurity review by the CAC, given that we do not possess a large amount of personal information in our business operations, and data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity

Review Measures. If the relevant laws, regulations or interpretations change in the future and we are subject to mandatory cybersecurity review and other specific actions required by the CAC, we will face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. If not, we may be required to suspend relevant business, shut down relevant website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. As of the date of this prospectus, we have not received any notice from regulatory authorities requiring us to go through the cybersecurity review by the CAC. Additionally, it is unclear whether we will be subject to the oversight of the CAC and how such oversight may impact us. Please refer to “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in the PRC —  The approval of the CSRC, CAC or other Chinese regulatory agencies may be required in connection with our offshore offerings under Chinese law. and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Clearance under the Confidentiality Provisions

On February 24, 2023, the CSRC and other PRC governmental authorities issued Provisions on Strengthening the Relevant Confidentiality and Archives Management Work Relating to the Overseas Issuance of Securities and Listing of Domestic Enterprises (the “Confidentiality Provisions”), which came into effect on March 31, 2023. According to the Confidentiality Provisions, both “direct issuance of securities overseas by a Chinese domestic company” and “indirect issuance of securities overseas by a Chinese domestic company” (i.e., issuance of securities by relevant overseas holding company) shall be subject to the Confidentiality Provisions. Domestic enterprises that provide, publicly disclose files and documents that contain state secrets and work secrets of the authorities to relevant securities companies, securities service agencies, foreign regulatory agencies and other institutions and individuals or do so through its overseas listing entities, shall obtain the approval of the competent authorities, and file with the competent confidentiality administrative authorities. As the Confidentiality Provisions were recently issued, their interpretation and implementation remain substantially uncertain. However, we tend to believe we would not be subject to clearance under the Confidentiality Provisions as we do not possess any document or file that involves state secrets or work secrets of the authorities. As of the date of this prospectus, we have not received any notice from regulatory authorities requiring them to obtain the foregoing approval or complete any of the foregoing procedures. However, if the relevant laws, regulations or interpretations change in the future and we are subject to such clearance, we will face uncertainty as to whether any required approval can be timely obtained and any actions can be timely completed, or at all. If not, we may be subject to investigation, fines and other penalties; and if any related behavior is suspected as a crime, may be subject to criminal penalties, which could materially and adversely affect our business, financial condition, and results of operations, and/or the value of our ADSs. Please refer to “Item 3. Key Information — D. Risk Factors —  Risks Relating to Doing Business in the PRC —  The approval of the CSRC, CAC or other Chinese regulatory agencies may be required in connection with our offshore offerings under Chinese law. and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Effect of Holding Foreign Companies Accountable Act and Related SEC Rules

Our securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission determines that our Company has filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditors were subject to this determination. Consequently, we were conclusively identified as a “Commission-Identified Issuer” on May 4, 2022. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission- Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our securities will develop outside of the United States. In the event of such prohibition, the Nasdaq may determine to delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information—D. Risk Factors — Risks Relating to Doing Business in the PRC — Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors or their affiliates that are located in China. The delisting of our ADSs, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We are an “emerging growth company” as the term is used in the JOBS Act and, as such, we are subject to certain reduced public company reporting requirements.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

Corporate Information

We are a Cayman Islands exempted company limited by shares, operating under the Companies Act of the Cayman Islands. Our principal executive offices are located at Building 16, Lane 999, Xinyuan South Road, Lin-Gang Special Area, Pudong, Shanghai, 201306, the People’s Republic of China, and our telephone number is +86 021 5896 1080. Our primary website address is http://www.intchains.com. The information on our websites do not form a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at t 850 Library Avenue, Suite 204, Newark, Delaware 19711. The SEC maintains an Internet site at http://www.sec.gov that contains electronic reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.

RISK FACTORS

Investing in our securities involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

ABOUT THIS OFFERING

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of US$300,000,000 in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, as of the date of this prospectus, was approximately US$155 million, which was calculated based on 38,931,732 Class A ordinary shares held by non-affiliates and the per ADS price of US$7.96, which was the closing price of our ADSs on July 3, 2024. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus and from the exercise of the warrants for working capital needs, potential strategic investments and acquisitions, although we have not identified any specific investments or acquisition opportunities at this time and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We will not receive any proceeds from the sale of any securities by the selling security holders.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the Companies Act, Cap.22 (Act 3 of 1961, as consolidated and revised) of the Cayman Islands, or Companies Act, on June 28, 2021, and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$50,000 divided into 50,000,000,000 ordinary shares with a par value of US$0.000001 each, As of the same date, the issued and outstanding ordinary shares are 120,023,092. These outstanding shares consist of 56,030,852 Class A ordinary shares and 63,992,240 Class B ordinary shares. Pursuant to our amended and restated memorandum and articles of association, we have two classes of shares, the Class A ordinary shares and Class B ordinary shares. All options, regardless of grant dates, will entitle holders to an equivalent number of Class A ordinary shares once the vesting and exercising conditions are met. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares. This summary is not complete, and you should read our amended and restated memorandum and articles of association, which were filed with the SEC as an exhibit to our most recent annual report on Form 20-F incorporated by reference herein.

The following discussion primarily addresses our ordinary shares and the rights of holders of ordinary shares. The holders of our ADSs are not to be treated as our shareholders and will be required to surrender their ADSs for cancelation and withdrawal from the depositary facility in which the ordinary shares are held in order to receive the shares that their ADSs represent, and to exercise shareholders’ rights in respect of the ordinary shares. However, the holders of ADSs generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by their ADSs. See “Description of American Depositary Shares” below.

Ordinary Shares

General. All of our outstanding ordinary shares are fully paid and non-assessable. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering amended and restated articles of association provide that dividends may be declared and paid out of the funds legally available. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

Classes of Ordinary Shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Conversion Rights. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time by the holder thereof. In no event shall Class A ordinary shares be convertible into Class B ordinary shares. Any conversion of Class B ordinary shares into Class A ordinary shares shall be effected in accordance with the manner set out in our post-offering amended and restated memorandum and articles of association, and such conversion shall become effective forthwith upon entries being made in the register of members of our company to record the re-designation of the relevant Class B ordinary shares as Class A ordinary shares.

Upon any sale or transfer of any Class B ordinary share by a holder thereof to any person or entity who is not an affiliate of such holder, or upon a change of beneficial ownership of any Class B ordinary share as a result of which any person who is not an affiliate of the registered shareholder becomes a beneficial owner of such share, such Class B ordinary share shall be automatically and immediately converted into the equal number of Class A ordinary shares. However, the creation of any pledge, charge, encumbrance or other third party right on any Class B ordinary shares to secure a holder’s contractual or legal obligations, except in cases where and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B ordinary shares, will not be considered as a sale, transfer, assignment or disposition and will not trigger the automatic conversion. In addition, the termination of directorship on the board or employment with us of any holder of Class B ordinary shares will not trigger the automatic conversion either.

Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A ordinary share is entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to ten votes on all matters subject to the vote at the general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders representing not less than 10% of the total voting rights of all the shareholders present in person or by proxy entitled to vote.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to our post-offering amended and restated memorandum and articles of association.

Transfer of Ordinary Shares. Subject to the restrictions contained in our post-offering amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

•	the ordinary shares transferred are free of any lien in favor of us; and

•	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Purchase and Redemption of Ordinary Shares. The Companies Act and our post-offering amended and restated articles of association permit us to purchase our own shares. In accordance with our post-offering amended and restated articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by or abrogated by, inter alia, the creation or allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.

General Meetings of Shareholders. Shareholders’ meetings may be convened by a majority of our board of directors. Advance notice of at least ten business days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders, provided that a general meeting of the Company shall be deemed to have been duly convened if it is so agreed:

i.	in the case of an annual general meeting by all the shareholders (or their proxies) entitled to attend and vote thereat; and

ii.

in the case of an extraordinary general meeting by a majority in number of the shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than 95% in par value of the shares giving that right.

Voting Rights Attaching to the Shares. Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every shareholder present in person and every person representing a shareholder by proxy shall, at a shareholders’ meeting, each have one vote and on a poll every shareholder and every person representing a shareholder by proxy shall have one vote for each Share of which he or the person represented by proxy is the holder.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital. We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	subdivide our existing shares, or any of them into shares of a smaller amount; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the Cayman Islands. The corporate statutes of the State of Delaware and the Cayman Islands are similar, and the flexibility available under Cayman Islands law has enabled us to adopt a memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those they would enjoy if we were incorporated under Delaware law. Set forth below is a summary of some of the differences between provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders.

In addition, we are exempt from certain corporate governance requirements of the Nasdaq by virtue of being a foreign private issuer. We intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must have for as long as we qualify as a foreign private issuer including: (i) a nomination and corporate governance committee composed entirely of independent directors; (ii) a compensation committee composed entirely of independent directors; (iii) provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of the Nasdaq; (iv) have regularly scheduled executive sessions with only independent directors; or (v) seek shareholder approval for (a) the implementation and material revisions of the terms of share incentive plans; (b) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party; (c) the issuance of more than 20% of our outstanding ordinary shares; and (d) an issuance that would result in a change of control.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Cayman Islands law provides that every director of a Cayman Islands company, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of his responsibilities. In addition, Cayman Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes Cayman Islands law or the memorandum and articles of association of the company.

Written Consent of Directors

Under Delaware corporate law, a written consent of the directors must be unanimous to take effect. Under Cayman Islands law and our post-offering amended and restated memorandum and articles of association, all of the directors except such as are ill health or disability, will be required to sign a written consent in order for such consent to take effect.

Shareholder Proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our post-offering amended and restated memorandum and articles of association will provide that our directors shall call an annual meeting of the shareholders and may convene any additional meetings as they consider necessary or desirable.

Sale of Assets

Under Delaware corporate law, a vote of the shareholders is required to approve a sale of assets only when all or substantially all assets are being sold to a person other than a subsidiary of the company. Under Cayman Islands law, generally speaking, shareholder approval is not required for the disposal of assets of an exempted company.

Redemption of Shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option, at the option of the holders of that stock or upon the happening of a specified event, provided shares with full voting power remain outstanding. The stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of the board of directors providing for the issue of the stock. As permitted by Cayman Islands law and our post-offering amended and restated memorandum and articles of association, shares may be purchased, redeemed or otherwise acquired by us. However, the consent of the shareholder whose shares are to be purchased, redeemed or otherwise acquired must be obtained, except as specified in the terms of the applicable class or series of shares or as described under “—Compulsory Acquisition” below. In addition, our directors must be satisfied, on reasonable grounds, that, immediately following the purchase or redemption we will be able to pay our debts as they fall due.

Compulsory Acquisition

Under Delaware General Corporation Law § 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Delaware Secretary of State a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority shareholders of the subsidiary corporation party to the merger may have appraisal rights as set forth in § 262 of the Delaware General Corporation Law.

Under the Companies Act, where a scheme or contract involving the transfer of shares or any class of shares in a company (in this section referred to as “the transferor company”) to another company, whether a company within the meaning of the Companies Act or not (in this section referred to as “the transferee company”) has, within four months after the making of the offer in that behalf by the transferee company, been approved by the holders of not less than 90% in value of the shares affected, the transferee company may, at any time within two months after the expiration of the said four months, give notice in the prescribed manner to any dissenting shareholder that it desires to acquire his shares, and where such notice is given the transferee company shall, unless on an application made by the dissenting shareholder within one month from the date on which the notice was given, the court of the Cayman Islands thinks fit to order otherwise, be entitled and bound to acquire those shares on the terms on which under the scheme or contract the shares of the approving shareholders are to be transferred to the transferee company.

Independent Directors

There are no provisions under Delaware corporate law or under the Companies Act that require a majority of our directors to be independent.

Cumulative Voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions on cumulative voting under the laws of the Cayman Islands, but our post-offering amended and restated memorandum and articles of association will not provide for cumulative voting.

Removal of Directors

Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Similarly, as permitted by Cayman Islands law, our post-offering amended and restated memorandum and articles of association will provide that directors may be removed at any time, with or without cause, by a resolution of shareholders approved by a vote of more than 50% of the votes of the shares entitled to vote on such matter that are present at the meeting of shareholders and are voted.

Mergers

Under Delaware corporate law, one or more constituent corporations may merge into and become part of another constituent corporation in a process known as a merger. A Delaware corporation may merge with a foreign corporation as long as the law of the foreign jurisdiction permits such a merger. To effect a merger under Delaware General Corporation Law § 251, an agreement of merger must be properly adopted and the agreement of merger or a certificate of merger must be filed with the Delaware Secretary of State. In order to be properly adopted, the agreement of merger must be adopted by the board of directors of each constituent corporation by a resolution or unanimous written consent. In addition, the agreement of merger generally must be approved at a meeting of shareholders of each constituent corporation by a majority of the outstanding stock of the corporation entitled to vote, unless the certificate of incorporation provides for a supermajority vote. In general, the surviving corporation assumes all of the assets and liabilities of the disappearing corporation or corporations as a result of the merger.

Under the Companies Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. One or more companies may also merge or consolidate with one or more companies incorporated under the laws of jurisdictions outside the Cayman Islands if the merger or consolidation is permitted by the laws of the jurisdictions in which the companies incorporated outside the Cayman Islands are incorporated. In respect of such a merger or consolidation, a Cayman Islands company is required to comply with the provisions of the Companies Act, and a company incorporated outside the Cayman Islands is required to comply with the laws of its jurisdiction of incorporation.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the memorandum and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Conflicts of Interest

Under Delaware corporate law, a contract between a corporation and a director or officer, or between a corporation and any other organization in which a director or officer has a financial interest, is not void as long as (i) the material facts as to the director’s or officer’s relationship or interest are disclosed or known and (ii) either a majority of the disinterested directors authorizes the contract in good faith or the shareholders vote in good faith to approve the contract. Nor will any such contract be void if it is fair to the corporation when it is authorized, approved or ratified by the board of directors, a committee or the shareholders.

As permitted by Cayman Islands law and our post-offering amended and restated memorandum and articles of association, a director interested in a particular transaction will be permitted to vote on it, attend meetings at which it is considered and sign documents on our behalf that relate to the transaction, provided that the material facts of such director’s interest in the transaction are disclosed to the other directors or are known by the other directors.

Transactions with Interested Shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by that statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. An interested shareholder generally is a person or group that owns or owned 15% or more of the company’s outstanding voting stock within the past three years. This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the company in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder.

Cayman Islands law has no comparable provision. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay our debts as they fall due.

Variation of Rights of Shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. As permitted by our post-offering amended and restated memorandum and articles of association, the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, only be varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting.

Amendment of Governing Documents

Under Delaware corporate law, with very limited exceptions, a vote of the shareholders of a corporation is required to amend the certificate of incorporation. In addition, Delaware corporate law provides that shareholders have the right to amend the corporation’s bylaws, but the certificate of incorporation may confer such right on the directors of the corporation.

Our post-offering amended and restated memorandum and articles of association can be amended by the affirmative vote of not less than two-thirds of the votes of the shares entitled to vote on such matter that are present at the meeting of shareholders and are voted.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with a depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.”

Deutsche Bank Trust Company Americas, as depositary, register and deliver the ADSs. Each ADS represent ownership of two Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

•	Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights,

securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

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Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancelation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

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Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancelation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued

Cancelation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS canceled
Distribution of cash dividends	Up to US$0.05 per ADS held
Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

•

Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•

Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

•	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancelation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancelation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancelation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancelation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•

are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

•

are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

•

are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

•	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

•

disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

•

disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.

Jury Trial Waiver

The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

•	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

•

compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges;

•

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

•	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Class A ordinary shares. Warrants may be offered independently or together with Class A ordinary shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file or furnish with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent (if any) may act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of any rights to redeem or call the warrants;

•	United States federal income tax consequences of holding or exercising the warrants, if material; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of Class A ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the related expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A ordinary shares, holders of the warrants will not have any of the rights of holders of Class A ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A ordinary shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

•

the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

•

any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

•

any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	a discussion of material income tax considerations applicable to the debt securities;

•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of purchase contracts or share purchase units will describe the terms of those purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and

•	any other information we think is important about the purchase contracts or the share purchase units.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, including the shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of one or more of the other securities described in this prospectus in any combination. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Warrants”, “Description of Debt Securities”, “Description of Purchase Contracts”, “Description of Subscription Rights” and “Description of Units” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We and/or any selling security holders may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:

•	the name or names of any underwriters or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We or any selling security holders may distribute the securities from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

By Agents

We and/or any selling security holders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If we and/or the selling security holders use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We and/or the selling security holders may also sell securities directly without using agents, underwriters, or dealers.

General Information

We and/or the selling security holders may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries, or the selling security holders and their affiliates, in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and/or the selling security holders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Selling Security Holders

The selling security holders may sell Class A ordinary shares, in the form of ADSs or otherwise, held by the selling security holders, from time to time, using one or more of the methods described above. There can be no assurance, however, that the selling security holders will sell any or all of their Class A ordinary shares pursuant to this prospectus.

The aggregate proceeds to the selling security holders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. The selling security holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any proceeds from the sale of securities by the selling security holders.

The selling security holders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, pursuant to this prospectus (as supplemented) or an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as the selling security holders under this prospectus. The selling security holders also may transfer the securities in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling security holders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as further supplemented or amended to reflect such transaction).

The selling security holders may be an “underwriter” within the meaning of Section 2(11) of the Securities Act. Should the selling security holders be an “underwriter”, the selling security holders would be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the name of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the Class A ordinary shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling security holders will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

SELLING SECURITY HOLDERS

This prospectus covers the proposed sale from time to time by the selling security holders identified in the table herein and/or their affiliates of up to an aggregate of 9,000,000 Class A ordinary shares in the table herein, in the form of ADS or otherwise, held by the selling security holders pursuant to this prospectus.

We have no assurance that the selling security holders will sell any of the securities registered for sale hereunder. The selling security holders may sell such securities to or through underwriters, dealers or agents or directly to purchasers or otherwise. See “Plan of Distribution.” The selling security holders may also sell, transfer or otherwise dispose of some or all such securities in transactions exempt from the registration requirements of the Securities Act. Accordingly, we cannot estimate the number of Class A ordinary shares, in the form of ADS or otherwise, that the selling security holders will sell under this prospectus.

The table below provides information about the ownership of the selling security holders of our shares and the maximum number of Class A ordinary shares that may be offered from time to time by the selling security holders hereunder. The selling security holders may sell less than all of the shares listed in the table below.

The information in the following table and the related notes is based on information filed with the SEC or supplied to us by the selling security holders. We have not sought to verify such information. Information about the selling security holders may change over time. Any changed or new information given to us by the selling security holders will be set forth in supplements to this prospectus, the accompanying prospectus or amendments to the registration statement, if and when necessary.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. The calculations are based on 120,023,092 shares outstanding as of July 3, 2024 (assuming all Class B ordinary shares are converted into Class A ordinary shares at the currently applicable conversion price), comprising of (i) 56,030,852 Class A ordinary shares, and (ii) 63,992,240 Class B ordinary shares, which can be converted into Class A ordinary shares on a one-for-one basis.

	Ordinary Shares Beneficially Owned Before the Offering					Shares Registered Pursuant to this Registration Statement (Maximum Number of Shares that May Be Sold	Ordinary Shares Beneficially Owned After the Offering
	Class A Ordinary Shares	Class B Ordinary Shares	Total Shares (on an as- converted basis)	%*	% of Aggregate Voting Power**		Class A Ordinary Shares	Class B Ordinary Shares	Total Shares (on an as- converted basis)%		% of Aggregate Voting Power
Selling security holders:
Intchains SCH Holding Limited(1)	—	16,759,820	16,759,820	13.96	24.08	3,000,000	—	13,759,820	13,759,820	11.46	21.43
Intchains DQ Holding Limited(2)	—	3,000,000	3,000,000	2.50	4.31	3,000,000	—	—	—	—	—
Golden Stone Capital Limited(3)	17,099,120	—	17,099,120	14.25	2.46	3,000,000	14,099,120	—	14,099,120	11.75	2.20

*

For each entity included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficially owned by such entity by the sum of the total number of ordinary shares outstanding.

**

For each entity included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such entity by the voting power of all of our Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote per share and each Class B ordinary share is entitled to ten votes per share on all matters submitted. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis. Our Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

(1)

Represents 16,759,820 ordinary shares held by Intchains SCH Holding Limited, or SCH BVI, a BVI company wholly owned by Mr. Chaohua Sheng. Mr. Chaohua Sheng is the chief technology officer and a director of our Company. The registered office of SCH BVI is located at Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(2)

Represents 3,000,000 ordinary shares held by Intchains DQ Holding Limited, or DQ BVI, a BVI company wholly owned by Mr. Qiang Ding. Mr. Qiang Ding is the chief executive officer and a director of our Company. The registered office of DQ BVI is located at Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(3)

Represents 17,099,120 ordinary shares held by Golden Stone Capital Limited which is a Samoa company wholly owned by Mr. Zhaoyang Ma. Mr. Zhaoyang Ma is one of our principal shareholders. The registered office of Golden Stone Capital Limited is located at Offshore Chambers, P.O. 217, Apia, Samoa.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information — E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of foreign exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors as compared to the United States; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside of the United States, and substantially all of our current operations are conducted in the PRC. In addition, except for Dr. Weiping Ma, our current directors and executive officers, including Mr. Qiang Ding, Mr. Chaohua Sheng, Mr. Conway Kong-Wai Lee, Mr. Qingyang Gu, and Mr. Chaowei Yan, are nationals and residents of countries other than the United States. Substantially all or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for investors to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise or to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the civil liability provision of the securities laws of the United States or any state in the United States.

In addition, Conyers Dill & Pearman has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the U.S., although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

However, the courts of the Cayman Islands are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

People’s Republic of China

Jingtian & Gongcheng, our PRC legal adviser, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis, and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The foreign shareholder must entrust PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies. However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

EXPENSES

We will incur a SEC registration fee of US$49,846, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities. All expenses in connection with the distribution of the ordinary shares being sold by the selling security holders will be paid by the selling security holders.

LEGAL MATTERS

We are being represented by Morgan, Lewis & Bockius with respect to legal matters of United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Morgan, Lewis & Bockius LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Intchains Group Limited as of December 31, 2022 and 2023, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The offices of Mazars USA LLP are located at 135 West 50th Street, New York, New York 10020.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F and reports on Form 6-K, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website.

Intchains Group Limited

361,011 American Depositary Shares Representing 722,022 Class A Ordinary Shares

Warrants to Purchase 361,011 American Depositary Shares Representing 722,022 Class A Ordinary Shares

361,011 American Depositary Shares Representing 722,022 Class A Ordinary Shares Issuable upon Exercise of the Warrants

PROSPECTUS SUPPLEMENT

March 25, 2025